EXHIBIT 99.1

ProAssurance Corporation Will Include Effect of Contingent Convertible
          Shares in Year-End and Fourth Quarter 2004 Results;
              Results to Be Released on February 23, 2005

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Jan. 27, 2005--ProAssurance Corporation (NYSE:PRA) today reiterated that it will include the dilutive effect of 2,572,038 Contingent Convertible shares in its fourth quarter and full-year 2004 earnings per share calculation. This will bring the Company into compliance with EITF 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings per Share, which requires the accounting change for periods ending after December 15, 2004.
    In calculating diluted earnings per share after the adoption of EITF 04-8 ProAssurance will use an approximate weighted share average of 32,036,000 for the fourth quarter of 2004, and 31,984,000 for the full year and after-tax interest expense of approximately $742,000 for the fourth quarter and $3.0 million for the year.
    ProAssurance will report fourth quarter and year-end 2004 results prior to the start of normal NYSE trading on Wednesday, February 23, 2005. ProAssurance's management team will discuss the reported results and the Company's view of its industry in a conference call at 10:00 AM ET that day.
    Investors in North America who wish to participate by phone may call (877) 407-8293; international investors should call (201) 689-8349. The conference call will also be webcast on StreetEvents.com, and through the Investor Relations section of ProAssurance.com.
    A telephone replay of the conference call will be available through March 2, 2005 at (877) 660-6853 or (201) 612-7415 using account number 4400 and access code 133424. An internet replay will be available through March 15, 2005 at ProAssurance.com and Streetevents.com

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $3.2 billion in assets and over $740 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, our principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company. A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and our principal subsidiaries, Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong), and Fitch assigns a rating of "A-" to our subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com